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                                 [Letterhead of]

                             CRAVATH, SWAINE & MOORE
                                [New York Office]









                                                            February 26, 2001

                              AOL Time Warner Inc.,
                     America Online, Inc., Time Warner Inc.,
                          Time Warner Companies, Inc.,
                        Turner Broadcasting System, Inc.


Dear Ladies and Gentlemen:

         We have acted as counsel for AOL Time Warner Inc., a Delaware corporation (the "Company"), America Online, Inc., a Delaware corporation ("America Online"), Time Warner Inc., a Delaware corporation ("Time Warner"), Time Warner Companies, Inc., a Delaware corporation ("TWC"), and Turner Broadcasting System, Inc., a Georgia corporation ("TBS" and, together with America Online, Time Warner and TWC, the "Guarantors"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (i) debt securities of the Company (the "Debt Securities"); (ii) the guarantees of the Debt Securities by the Guarantors (the "Guarantees"); (iii) shares of preferred stock, $.10 par value per share, of the Company (the "Preferred Stock"); (iv) shares of series common stock, $.01 par value per share, of the Company (the "Series Common Stock"); (v) shares of common stock, $.01 par value per share, of the Company (the "Common Stock"); and
(vi) warrants to purchase any of the Debt Securities, shares of the Preferred Stock, shares of the Series Common Stock or shares of the Common Stock (collectively, the "Warrants"). The Debt Securities, shares of the Preferred Stock, shares of the Series Common Stock and shares of the Common Stock are referred to herein collectively as the "Offered Securities". The Offered Securities being registered under the Registration Statement will have an aggregate offering price of up to $10,000,000,000 and will be offered on a delayed basis




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                                                                               2

pursuant to the provisions of Rule 415 under the Securities Act.

         Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of the Debt Securities, the Debt Securities will be issued under an Indenture (the "Indenture") among the Company, the Guarantors and The Chase Manhattan Bank, as trustee (the "Trustee"), substantially in the form to be filed as an exhibit to Amendment No. 1 to the Registration Statement. Any series of the Preferred Stock or the Series Common Stock will be issued pursuant to a Certificate of Designations (the "Certificate of Designations") relating to the particular series of the Preferred Stock or the Series Common Stock.

         In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of our opinion, including: (i) the Certificate of Incorporation of each of the Company, America Online, Time Warner, TWC and TBS;
(ii) the By-laws, as amended to the date hereof, of each of the Company, America Online, Time Warner, TWC and TBS; (iii) the form of Indenture to be filed as an exhibit to Amendment No. 1 to the Registration Statement; (iv) the resolutions of the Board of Directors of the Company authorizing the registration of the Offered Securities; and (v) the resolutions of the Board of Directors of each of America Online, Time Warner, TWC and TBS authorizing the registration of the Guarantees.

         Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (iii) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement or term sheet; and (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed




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and delivered by the Company, the Guarantors and the other parties thereto, we are of the opinion as follows:

               1. Based solely on a certificate from the Secretary of State of the State of Delaware, the Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

               2. Based solely on a certificate from the Secretary of State of the State of Delaware, America Online is a corporation validly existing and in good standing under the laws of the State of Delaware.

               3. Based solely on a certificate from the Secretary of State of the State of Delaware, Time Warner is a corporation validly existing and in good standing under the laws of the State of Delaware.

               4. Based solely on a certificate from the Secretary of State of the State of Delaware, TWC is a corporation validly existing and in good standing under the laws of the State of Delaware.

               5. Based solely on a certificate from the Secretary of State of the State of Georgia, TBS is a corporation legally existing under the laws of the State of Georgia.

               6. With respect to the Debt Securities and the Guarantees related thereto to be issued under the Indenture, when (A) the Trustee has duly executed and delivered the Indenture, (B) the Indenture has been validly executed and delivered by the Company and each of the Guarantors to the Trustee, (C) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance and terms of a particular series of such Debt Securities, the terms of the offering thereof and related matters, and (D) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities and such Guarantees will be validly issued and will constitute valid and binding obligations of the Company and each of the Guarantors, respectively, enforceable against the Company and each of the Guarantors, respectively,






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         in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law).

               7. With respect to shares of the Preferred Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance and terms of a particular series of shares of the Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designations relating to such shares of the Preferred Stock and the filing of such Certificate of Designations with the Secretary of State of the State of Delaware, and
         (B) certificates representing such shares of the Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Preferred Stock), then such shares of the Preferred Stock will be validly issued, fully paid and nonassessable.

               8. With respect to shares of the Series Common Stock, when both
         (A) the Board has taken all necessary corporate action to approve the issuance and terms of a particular series of shares of the Series Common Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designations relating to such shares of the Series Common Stock and the filing of a Certificate of Designations with the Secretary of State of the State of Delaware, and (B) certificates representing such shares of the Series Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Series Common Stock)





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         provided for therein or (ii) upon conversion or exercise of any other
         Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Series Common Stock), then such shares of the Series Common Stock will be validly issued, fully paid and nonassessable.

               9. With respect to shares of the Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of shares of the Common Stock and related matters and (B) certificates representing shares of the Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Offered Security, in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), then such shares of the Common Stock will be validly issued, fully paid and nonassessable.

         Our opinions set forth above in paragraphs 5 and 6, insofar as they involve matters of the laws of the State of Georgia, are qualified to the extent that we have relied upon the opinion dated the date hereof of Louise S. Sams, Esq., Senior Vice President and General Counsel of TBS (the "Sams Opinion"), a copy of which has been delivered to you, and we have assumed, without independent investigation, the correctness of, and take no responsibility for, the Sams Opinion.

         We are aware that we are referred to under the heading "Legal Opinions" in the prospectus forming a part of the Registration Statement and that we may be referred to under a similar heading in a prospectus supplement filed after the effective date of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5 to Amendment No. 1 to





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the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.


                                                     Very truly yours,

                                                     /s/ Cravath, Swaine & Moore



AOL Time Warner Inc.
Time Warner Inc.
Time Warner Companies, Inc.
      75 Rockefeller Plaza
            New York, NY 10019

America Online, Inc.
      22000 AOL Way
            Dulles, VA  20166

Turner Broadcasting System, Inc.
      One CNN Center
            Atlanta, GA  30303